EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495

UBIQUITEL REPORTS FIRST QUARTER 2004 RESULTS

Top Line Revenues Increased 39% Over Prior Year

CONSHOHOCKEN, Pa. – April 28, 2004 – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint (NYSE: FON), today reported financial and operating results for the quarter ended March 31, 2004.

Highlights for the 1st Quarter 2004:

•                  Revenues in the first quarter grew 39% to approximately $81.3 million from the same period a year ago.

•                  Subscriber revenues in the first quarter 2004 grew 31% from the first quarter 2003, benefiting from a 28% increase in the average subscriber base and a 3% increase in ARPU.  The company added approximately 21,400 net subscriber additions in the first quarter 2004 compared to approximately 17,200 net subscriber additions in the first quarter 2003.  ARPU of $56 in the first quarter 2004 was $2 higher than the first quarter 2003, driven by a $2 increase in 3G data ARPU.

•                  Adjusted EBITDA for the first quarter 2004 was approximately $11.6 million, representing an increase of approximately $11.4 million from the first quarter 2003.

•                  The company generated approximately $3.2 million of free cash flow in the first quarter 2004.  As of March 31, 2004, cash, cash equivalents and restricted cash was approximately $56.9 million.

“First quarter revenue and Adjusted EBITDA growth rates have positioned us to be among the fastest growing wireless companies in 2004,” said Donald A. Harris, chairman and chief executive officer of UbiquiTel Inc.  “We continue to see accelerated sales momentum in Sprint PCS Vision with approximately half of our subscriber base using Vision handsets and 3G data contributing $2.90 towards our average revenue per user.”

Total revenues were approximately $81.3 million for the first quarter 2004, comprised of approximately $56.6 million of subscriber revenues, approximately $20.9 million of wholesale revenues and approximately $3.8 million of equipment revenues.  Subscriber revenues increased 6% sequentially from the fourth quarter 2003 and 31% from the first quarter 2003. Wholesale revenues increased 12% sequentially and 58% from the first quarter 2003.  Operating loss for the first quarter 2004 was approximately $(1.3) million compared to approximately $(12.9) million in the first quarter 2003. The net loss for the first quarter 2004 was approximately $(8.6) million, or $(0.09) per share, compared to net income of approximately $16.2 million, or $0.20 per share, in the first quarter 2003.  The company recognized gains on debt retirements of $1.1 million, or $0.01 per share, in the first quarter 2004 and $39.0 million, or $0.48 per share, in the first quarter 2003.

-more-

On February 23, 2004, the company’s wholly-owned subsidiary, UbiquiTel Operating Company, completed an offering of $270 million aggregate principal amount of 9 7/8% senior notes due 2011 at a price of 98.26%.  UbiquiTel Operating Company applied the net proceeds from the offering to repay and terminate its senior secured credit facility, including the repayment of $230.0 million in outstanding borrowings plus accrued interest and termination of its unused $47.7 million revolving line of credit, to redeem all $14.5 million principal amount of its outstanding 14% Series B senior discount notes due 2008 for $12.5 million, and to purchase $16.7 million principal amount of its outstanding 14% senior discount notes due 2010 for $15.9 million.

SUMMARY OF QUARTERLY OPERATING AND FINANCIAL METRICS*:

	Q1 2004		Q4 2003		Q1 2003

Net additions	21,400		22,700		17,200
Net additions mix
Prime	61%		87%		79%
Sub-prime	39%		13%		21%
Churn	3.1%		3.1%		3.4%
Ending subscribers	349,100		327,700		274,200
Penetration-Covered POPs	4.4%		4.2%		3.5%
Ending subscribers mix
Prime	74%		74%		72%
Sub-prime	26%		26%		28%
Reseller subscribers	35,200		22,700		—
ARPU	$56		$57		$54
CPGA	$425		$449		$432
CCPU	$43		$40		$46
Adjusted EBITDA	$11.6	million	$10.8	million	$0.2	million
Capital expenditures	$5.9	million	$13.2	million	$4.6	million
Free cash flow	$3.2	million	$(5.9	) million	$(0.6	) million
Covered POPs	7.9	million	7.8	million	7.8	million
Minutes of use per subscriber	841		796		687
System minutes	977	million	855	million	624	million
Reseller minutes	14.6	million	6.8	million	—
Roaming minutes-Inbound	248.4	million	226.5	million	163.4	million
Roaming minutes-Outbound	141.6	million	123.3	million	85.3	million
Roaming inbound to outbound ratio	1.8 to 1		1.8 to 1		1.9 to 1

* All metrics are reported exclusive of reseller activities except where noted.

Conference Call to be held April 29 at 10:30 a.m. ET

UbiquiTel’s management will conduct a conference call on Thursday, April 29, at 10:30 a.m., Eastern Time, to discuss its results for the quarter ended March 31, 2004 and 2004 guidance.  Investors and interested parties may listen to the call via a live webcast accessible through the company’s website, www.ubiquitelpcs.com.  To listen, please register and download audio software at the site at least 15 minutes prior to the start of the call.  The webcast will be archived on the site, while a telephone replay of the call will be available for 7 days beginning at 12:30 p.m., Eastern Time, April 29, at 888-286-8010 or 617-801-6888, passcode: 94437226.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

About Sprint

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 70,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

Financial Measures and Definitions of Terms Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance.  In addition, the company uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-GAAP financial measures reflect standard measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes.  The determination of the non-GAAP financial measures and the non-financial metrics used in this release are included in an attachment to this release.  The non-financial metrics and non-GAAP financial measures used in this release include the following:

Churn is the monthly rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period. Churn is computed by dividing the number of customers that discontinued service during the month, net of 30-day returns, by the beginning customer base for the period.

ARPU is average revenue per user and summarizes the average monthly service revenue per customer, excluding roaming and reseller revenue. ARPU is computed by dividing subscriber revenue by the average subscribers for the period.

CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is computed by adding the income statement components of selling and marketing and the cost of products sold, and reducing that amount by the equipment revenue recorded. The net result of these components is then divided by the gross customers acquired during the period.

CCPU is cash cost per user and summarizes the average monthly cash costs to provide digital wireless mobility communications services per customer.  CCPU is computed by dividing the sum of cost of service and operations and general and administrative expenses by the average subscribers for the period.

Adjusted EBITDA represents net income (loss) before income tax expense (benefit), gain on debt retirements, interest expense, interest income, depreciation, amortization and accretion and non-cash compensation expense. We believe Adjusted EBITDA is an important operating measure for comparability to other wireless companies and it is not intended to represent the results of our operations in accordance with GAAP. Adjusted EBITDA should not be considered as a substitute for net income, income from operations, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Additionally, our Adjusted EBITDA computation may not be comparable to other similarly titled measures of other companies.

Free cash flow summarizes the cash flow from operating activities and capital expenditures and is computed by adding net cash provided by or used in operating activities and capital expenditures. We believe free cash flow is an important measure of liquidity to meet our debt service requirements.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; the potential impact of wireless local number portability; anticipated future net losses; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

-Financial Tables Follow-

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	March 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,339	$57,225
Restricted cash	3,566	3,562
Accounts receivable, net of allowance for doubtful accounts of $2,438 and $2,722 at March 31, 2004 and December 31, 2003, respectively	20,770	19,614
Inventory	3,632	3,408
Prepaid expenses and other assets	17,931	16,065
Total current assets	99,238	99,874
PROPERTY AND EQUIPMENT, NET	254,720	259,556
CONSTRUCTION IN PROGRESS	5,113	5,045
DEFERRED FINANCING COSTS, NET	9,002	8,918
INTANGIBLE ASSETS, NET	105,931	107,007
OTHER LONG-TERM ASSETS	2,938	3,004
Total assets	$476,942	$483,404
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$48,887	$49,379
Accrued interest	2,740	1,563
Current portion of long-term debt and capital lease obligations	232	8,209
Total current liabilities	51,859	59,151
LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	406,015	396,664
Other long-term liabilities	9,406	9,369
Total long-term liabilities	415,421	406,033
Total liabilities	467,280	465,184
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2004 and December 31, 2003	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 92,579 shares issued and outstanding at March 31, 2004 and December 31, 2003	46	46
Additional paid-in-capital	299,955	299,955
Accumulated deficit	(290,339)	(281,781)
Total stockholders’ equity	9,662	18,220
Total liabilities and stockholders’ equity	$476,942	$483,404

UbiquiTel Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
REVENUES:
Service revenues	$77,438	$56,244
Equipment revenues	3,872	2,239
Total revenues	81,310	58,483

COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	34,248	29,401
Cost of products sold	9,215	9,301
Selling and marketing	16,977	12,081
General and administrative expenses excluding non-cash compensation expense	9,240	7,474
Non-cash compensation expense	—	94
Depreciation, amortization and accretion	12,930	13,048
Total costs and expenses	82,610	71,399

OPERATING LOSS	(1,300)	(12,916)
INTEREST INCOME	135	193
INTEREST EXPENSE	(8,430)	(10,127)
GAIN ON DEBT RETIREMENTS	1,109	39,018
INCOME (LOSS) BEFORE INCOME TAXES	(8,486)	16,168
INCOME TAX BENEFIT (EXPENSE)	(72)	33
NET INCOME (LOSS)	$(8,558)	$16,201

NET INCOME (LOSS) PER SHARE:
BASIC	$(0.09)	$0.20
DILUTED	$(0.09)	$0.18

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	92,579	81,541
DILUTED	92,579	90,891

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(8,558)	$16,201
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	410	488
Amortization of debt discount	303	366
Amortization of intangible assets	1,076	3,830
Depreciation and accretion	11,854	9,218
Deferred income taxes	72	—
Gain on sale of equipment	(58)	—
Interest accrued on discount notes	3,149	5,885
Non-cash compensation from stock options granted to employees	—	94
Gain on debt retirements	(1,109)	(39,018)
Interest earned on restricted cash balance	(4)	(6)
Change in assets and liabilities, net	2,045	7,014
Net cash provided by operating activities	9,180	4,072

INVESTING ACTIVITIES:
Capital expenditures	(5,941)	(4,645)
Net cash used in investing activities	(5,941)	(4,645)

FINANCING ACTIVITIES:
Repayments under senior secured credit facility	(230,000)	(15,000)
Proceeds from issuance of 9.875% senior notes	265,302	—
Proceeds from issuance of 14% Series B senior discount notes	—	9,636
Cash payments for amount of 14% senior subordinated discount notes exchanged	—	(9,636)
Repayment of 14% Series B senior discount notes	(12,478)	—
Purchase of 14% senior discount notes	(15,872)	—
Financing costs	(8,296)	(3,500)
Change in book cash overdraft	(5,671)	—
Proceeds from issuance of common stock	—	32
Repayment of capital lease obligations and other long-term liabilities	(110)	(198)
Net cash used in financing activities	(7,125)	(18,666)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,886)	(19,239)
CASH AND CASH EQUIVALENTS, beginning of period	57,225	73,481
CASH AND CASH EQUIVALENTS, end of period	$53,339	$54,242

UbiquiTel Inc. and Subsidiaries

Reconciliation of Adjusted EBITDA and Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,
	2004	2003
ADJUSTED EBITDA:
Net income (loss)	$(8,558,000)	$16,201,000
Income tax expense (benefit)	72,000	(33,000)
Gain on debt retirements	(1,109,000)	(39,018,000)
Interest expense	8,430,000	10,127,000
Interest income	(135,000)	(193,000)
Depreciation and amortization	12,930,000	13,048,000
Non-cash compensation expense	—	94,000
Adjusted EBITDA income	$11,630,000	$226,000

AVERAGE REVENUE PER USER (ARPU):
Service revenue	$77,438,000	$56,244,000
Less: Wholesale revenue	(20,867,000)	(13,173,000)
Subscriber revenue	$56,571,000	$43,071,000

Average subscribers	338,400	264,900

ARPU	$56	$54

CASH COST PER USER (CCPU):
Cost of service and operations	$34,248,000	$29,401,000
Add: General and administrative expenses	9,240,000	7,474,000
Total cash costs	$43,488,000	$36,875,000

Average subscribers	338,400	264,900

CCPU	$43	$46

COST PER GROSS ADDITION (CPGA):
Selling and marketing	$16,977,000	$12,081,000
Add: Cost of products sold	9,215,000	9,301,000
Less: Equipment revenue	(3,872,000)	(2,239,000)
Total cost of gross additions	$22,320,000	$19,143,000

Gross additions	52,500	44,300

CPGA	$425	$432

FREE CASH FLOW:
Net cash provided by operating activities	$9,180,000	$4,072,000
Capital expenditures	(5,941,000)	(4,645,000)
Free cash flow	$3,239,000	$(573,000)